Exhibit 99.1

KULR Technology Appoints Dr. Joanna D. Massey to Board of Directors

Former Senior VP of Corporate Communications at Lions Gate Entertainment to further strengthen corporate governance

SAN DIEGO / ACCESSWIRE / Feb. 23, 2021 / KULR Technology Group Inc. (OTCQB:KULR) (the "Company" or "KULR"), a leading developer of next-generation thermal management technologies, today announces that Dr. Joanna D. Massey is joining the Company as an independent director. Dr. Massey brings to KULR decades of experience relevant to the Company’s near and long-term growth strategies.

“I am pleased to welcome Dr. Massey to the KULR team,” stated KULR Chief Executive Officer Michael Mo. “She is deeply experienced in corporate social responsibility, reputation management and strategic communications, all of which add immediate value to our board of directors. This comes at an important time for the Company, as we strengthen corporate governance and work toward uplisting to a national securities exchange this year. I am certain that Dr. Massey’s insights across multiple disciplines will augment our operational and strategic objectives to deliver value for our shareholders.”

Dr. Massey has extensive experience advising executive teams at Fortune 500 companies, startups and non-profit organizations. A seasoned C-level communications executive and consultant, she has over 25 years’ experience in the media and digital technology industries, strategizing on global brand reputation management as Head of Communications at Condé Nast Entertainment and Senior Vice President of Corporate Communications at Lions Gate Entertainment (NYSE: LGF.A) and at The Hub Network, a joint venture between Discovery, Inc. (Nasdaq: DISCA) and Hasbro, Inc. (Nasdaq: HAS). She also held Senior Vice President positions in communications and media relations at CBS Corporation and Viacom, Inc., now ViacomCBS Inc. (Nasdaq: VIAC). She also previously served as managing director at Golden Seeds, an early-stage investment firm with over $125 million in investment in more than 170 female-run businesses. Dr. Massey currently serves as a corporate consultant working at the intersection of communicaitons and neuroscience with her firm JDMA Inc. Dr. Massey received an MBA from the University of Southern California and a Ph.D. in psychology from Sofia University. She is a member of the National Association of Corporate Directors and the American Psychological Association.

“It is a tremendous opportunity to join an emerging leader in thermal management and battery safety, and I am delighted to work with Michael and the KULR team at this notable stage in the Company’s development,” said Dr. Massey. “I look forward to making an impact by leveraging my experience and contributing to the Company’s future growth and success. In addition to increased global focus on clean energy and decarbonization, the growing attention to battery safety and design has created a remarkable opportunity for companies like KULR, and I am thrilled to be a part of it.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (OTCQB:KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com